Report of
Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of Trustees
 of
Federated Index Trust

In planning and
performing our
audits of the
financial statements
 of Federated MiniCap Index
Fund Federated
MidCap Index Fund
 and Federated MaxCap
Index Fund the three
Funds
comprising Federated
Index Trust the Funds
as of and for the year
ended October 31 2006
in accordance with the
standards of the Public
 Company Accounting
Oversight Board United
States we considered
their internal control
over financial reporting
 including control activities
for safeguarding
securities as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion
on the financial statements
and to comply with the
requirements of Form
NSAR but not for the
purpose of expressing
an opinion on the
effectiveness of the Funds
internal control over
 financial reporting
Accordingly we express no
such opinion

The management of the Funds
is responsible for
establishing and maintaining
effective internal
control over financial
reporting  In fulfilling
this responsibility
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls
 A
companys internal control
over financial reporting
is a process designed to
provide reasonable
assurance regarding the
reliability of financial
 reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
Such internal control
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition
 use or disposition of a
companys assets that
could have a material
effect on the financial
 statements

Because of its inherent
limitations internal
control over financial
reporting may not prevent or
detect misstatements
Also projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or that
the degree of compliance
with the polices or
procedures may deteriorate

A control deficiency
exists when the design
or operation of a control
 does not allow management
or employees in the
normal course of
performing their
assigned functions
 to prevent or detect
misstatements on a
timely basis  A
significant deficiency
is a control deficiency
or combination
of control deficiencies
 that adversely affects
the companys ability to
initiate authorize record
process or report external
financial data reliably in
accordance with generally
accepted
accounting principles such
that there is more than a
remote likelihood that a
 misstatement of the
companys annual or
interim financial
statements that is more
than inconsequential will
not be
prevented or detected
A material weakness is a
 significant deficiency
or combination of
significant deficiencies
 that results in more than
a remote likelihood that a
material misstatement
of the annual or interim
financial statements will
 be not prevented or detected

Our consideration of the
Funds internal control over
financial reporting was for
the limited
purpose described in the first
paragraph and would not
 necessarily disclose all
 deficiencies in
internal control that might
 be significant deficiencies
or material weaknesses under
standards
established by the Public
Company Accounting Oversight
 Board United States
However we
noted no deficiencies in
the
Funds internal control over
financial reporting and its
operation
including controls for
safeguarding securities
 that we consider to be a
material weakness as
defined above as of
October 31 2006

This report is intended
solely for the information
and use of management and
the Board of
Trustees of the Funds and
the Securities and Exchange
Commission and is not intended
to be and
should not be used by anyone
other than these specified
parties




ERNST  YOUNG LLP


Boston Massachusetts
December 11 2006